UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2005

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue

Lexington, Ma 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2005, Indevus Pharmaceuticals, Inc. (the “Company”) issued a press release announcing it has reached a definitive agreement to acquire Delatestryl (testosterone enanthate) from Savient Pharmaceuticals, Inc. (“Savient”) (the “Delatestryl Agreement”). Delatestryl is a marketed injectable testosterone preparation for the treatment of male hypogonadism.

The Delatestryl Agreement is expected to close in January 2006 subject to certain contractual and financial conditions. Upon closing, the Company will make an initial cash payment to Savient of $5.0 million and will be committed to pay a total of approximately $3.3 million for Delatestryl inventory, including the Company’s assumption of Savient’s previous obligation to purchase approximately $1.1 million of additional Delatestryl inventory. Under the terms of the Delatestryl Agreement, the Company will pay royalties to Savient for three years following the closing of the transaction based upon the cumulative net sales of Delatestryl. The royalty rate will be 5% on the first $5 million of cumulative net sales following closing increasing to 10% on cumulative net sales between $5 million and $10 million. The royalty rate on cumulative net sales above $10 million will be 25%, subject to a minimum annual payment of $300,000 following the quarter in which cumulative net sales reach $10 million.

A copy of the Agreement is attached hereto as Exhibit 10.1. A copy of the press release is attached hereto as Exhibit 99.1.

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

The following information contained in this report on Form 8-K under Item 2.02 is being furnished by Indevus Pharmaceuticals, Inc. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On December 13, 2005, the Company issued a press release announcing its fiscal 2005 year end and fourth quarter results and the timing of a related conference call. A copy of the press release is attached as Exhibit 99.1 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Document Description
10.1	Asset Purchase Agreement dated December 12, 2005 by and between Saviant Pharmaceuticals, Inc. and Indevus Pharmaceuticals, Inc. (1)

99.1	Press Release issued on December 13, 2005

(1)	Confidential Treatment Requested for a Portion of this Exhibit.

2

This filing may contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: These factors include, but are not limited to: dependence on the success of SANCTURA and SANCTURA XR; the early stage of product candidates under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA and SANCTURA XR; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR; dependence on third parties for manufacturing, marketing and clinical trials; competition; need for additional funds and corporate partners, including for the development of our product candidates; failure to acquire and develop additional product candidates; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; our reliance on intellectual property and having limited patents and proprietary rights; dependence on market exclusivity; valuation of our common stock; risks related to repayment of debts; risks related to increased leverage; and other risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: December 16, 2005	By:	/s/ Glenn L. Cooper
Glenn L. Cooper, M.D.
President, Chief Executive Officer and Chairman

3